KEYSTONE MUTUAL FUNDS
FIRST AMENDMENT TO THE DISTRIBUTION AGREEMENT

THIS FIRST AMENDMENT dated as of this 23RD day of March, 2010, to the Distribution Agreement (the “Agreement”), dated as of June 29, 2006, is entered into by and among Keystone Mutual Funds, a Delaware business trust, (the “Trust”), Cornerstone Capital Management, Inc., a Minnesota corporation (the “Advisor”) and Quasar Distributors, LLC, a Delaware limited liability company (the “Distributor”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the fees of the Agreement; and

WHEREAS, Section 11 paragraph B of the Agreement allows for its amendment by a written instrument executed by the parties;

NOW, THEREFORE, the parties agree as follows:

Exhibit B of the Agreement is hereby superseded and replaced with Amended Exhibit B attached hereto.

Except to the extent supplemented hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

KEYSTONE MUTUAL FUNDS	QUASAR DISTRIBUTORS, LLC

By: /s/ Michael P. Eckert	By: /s/ James R. Schoenike
Name: Michael P. Eckert	Name: James R. Schoenike
Title: Treasurer, CCO	Title: President

CORNERSTONE CAPITAL MANAGEMENT, INC.
By: /s/ Andrew S. Wyatt
Name: Andrew S. Wyatt
Title: CEO

Amended Exhibit B to the Distribution Agreement – Keystone Mutual Funds
QUASAR DISTRIBUTORS, LLC REGULATORY DISTRIBUTION SERVICES - FEE SCHEDULE effective 2/1/10 to 2/1/13

Regulatory Distribution Annual Services Per Fund*
.5 basis points on assets
Base annual fee:
▪  $_______ first fund
▪  $_______each additional fund
Default sales loads and distributor concession, if applicable, are paid to Quasar.

Advertising Compliance Review
▪  FINRA Filings
         − $_____ /job for the first 10 pages (minutes if tape or video); $___ /page (minute if tape or video) thereafter (includes FINRA filing fee).
▪  Non-FINRA filed materials, e.g. Institutional Use Only, Quasar Review Only, Correspondence, etc.
         − $_____ /job for the first 10 pages (minutes if tape or video); $___ /page (minute if tape or video)
         thereafter.
▪  FINRA Expedited Filing Service for 3 Day Turnaround
         − $_____ for the first 10 pages (minutes if audio or video); $___ /page (minute if audio or video)
       thereafter. (Comments are faxed.  FINRA may not accept expedited request.)
▪  Quasar Expedited Review Service for 24 Hour Turnaround – Does not include FINRA filing fee, if applicable
         − $_____ for the first 10 pages (minutes if audio or video); $____ /page (minute if audio or video) thereafter.
Licensing of Investment Advisor’s Staff (if desired)
▪  $_____/year per registered representative (2010), $______ /year per registered representative (2011 beyond)
▪  Quasar is limited to these licenses for sponsorship: Series, 6, 7, 24, 26, 27, 63, 66
▪  $_____ /FINRA designated branch location
▪  Plus all associated FINRA and State fees for Registered Representatives, including license and renewal fees
Fund Fact Sheets
▪  Design - $______ /fact sheet, includes first production
▪  Production - $______ /fact sheet per production period
▪  All printing costs are out-of-pocket expenses, and in addition to the design fee and production fee
▪  Web sites, third-party data provider costs, brochures, and other sales support materials – Project priced via Quasar proposal

Chief Compliance Officer Support Fee* - $________/year
Out-of-Pocket Expenses
Reasonable out-of-pocket expenses incurred by the Distributor in connection with activities primarily intended to result in the sale of shares, including, but not limited to:
▪  Typesetting, printing and distribution of prospectuses and shareholder reports
▪  Production, printing, distribution, and placement of advertising, sales literature, and materials
▪  Engagement of designers, free-lance writers, and public relations firms
▪  Long-distance telephone lines, services, and charges
▪  Postage, overnight delivery charges
▪  FINRA registration fees [To include late U5 charge (if applicable)]
        (FINRA advertising filing fees are included in Advertising Compliance Review section above)
▪  Record retention
▪  Travel, lodging, and meals
*Subject to annual CPI increase, Milwaukee MSA.
Fees are billed monthly.

3/23/10